UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 2, 2009

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PolyOne Center
33587 Walker Road, Avon Lake, Ohio	44012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In advance of upcoming investor conferences and meetings with industry participants, PolyOne Corporation (the “Company”) discloses the following:

Changes to Retiree Health and Life Insurance

Except where contractual obligations pre-exist, PolyOne has made the following changes to retiree life insurance coverage and medical subsidies:

•
Effective January 1, 2010, PolyOne’s self-insured medical plan for Medicare-eligible retirees will be discontinued and retirees in the plan will be transitioned to medical plans available from leading providers of Medicare supplemental insurance.  For affected retirees, PolyOne will phase out all contributions to retiree healthcare costs through December 31, 2012.

•	Effective January 1, 2011, PolyOne will discontinue life insurance coverage for retirees. Retirees with this benefit will have reduced coverage in 2010, with an option to purchase extended coverage.

As a result of these announced changes, the Company expects to reduce its post-retirement healthcare liability by an estimated $63 million in the third quarter of 2009.  The impact of this plan change, net of an estimated $14 million of previously unrecognized plan losses, will be amortized over the phase-out period resulting in an annual expense reduction of approximately $15 million for 3.3 years.  Separately, an estimated $21 million pre-tax curtailment gain will be recorded during the third quarter of 2009 for previously unrecognized service credits that existed as of the date of plan adoption.

Payment to the Company

During August, 2009, the Company received $23.9 million from its former parent company, as partial reimbursement for certain previously incurred environmental remediation costs.  The reimbursement will be recorded as a gain during the third quarter of 2009.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance.  They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  You can identify these statements by the fact that they do not relate strictly to historic or current facts.  They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales.  In particular, these forward-looking statements include statements regarding the Company’s post-retirement healthcare liability, unrecognized plan losses, expense reductions and pre-tax curtailment gains.  Specifically, all of the amounts in this Current Report on Form 8-K relating to the changes to retiree health and life insurance are estimates and are therefore subject to change.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions.  Achievement of future results is subject to risks, uncertainties and inaccurate assumptions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected.  Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all risk factors.  Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Robert M. Patterson
Name: Robert M. Patterson
Title: Senior Vice President and Chief Financial Officer

Date:  September 2, 2009